SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 9, 2008

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-116897	22-3754018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)

Registrant’s telephone number, including area code:  (651) 994-8608

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER MATERIAL EVENTS.

On January 22, 2008, Buffets Holdings, Inc. (the “Company”) and each of its subsidiaries (together with the Company, the “Debtors”) filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case Number 08-10141.  The Company is required to file monthly operating reports (each, a “Monthly Operating Report”) with the Bankruptcy Court.  On December 9, 2008, the Company filed with the Bankruptcy Court a Monthly Operating Report for the period from October 23, 2008 through November 19, 2008 (the “Period 5 2009 Report”).  A copy of the Period 5 2009 Report is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The financial information in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Monthly Operating Report, for the period from October 23, 2008 through November 19, 2008, for Buffets Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 11, 2008

BUFFETS HOLDINGS, INC.

By:	/s/ A. Keith Wall
Name: A. Keith Wall
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Monthly Operating Report, for the period from October 23, 2008 through November 19, 2008, for Buffets Holdings, Inc.